UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement

Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHARLIE'S HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

The 2026 Annual Meeting of Stockholders of Charlie’s Holdings, Inc. (the “Annual Meeting”) will be held on Thursday, June 4, 2026 at 2:00 PM, Pacific Time at the Company’s offices located at 1007 Brioso Drive, Costa Mesa, California 92627. At the meeting, the holders of outstanding common stock and Series A preferred stock will act on the following matters:

(1)

The election of the five nominees named in the attached proxy statement as directors to serve terms expiring at the annual meeting of stockholders to be held in 2027 and, in each instance, until their successors have been elected and qualified;

(2)	To ratify appointment of Urish Popeck & Co., LLC as our independent registered certified public accounting firm for fiscal year 2026;

(3)

In order to facilitate an up-list to a national securities exchange, to grant discretionary authority to our Board to (i) combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “Reverse Split,” at a specific ratio within a range of 1-for-3 to a maximum of a 1-for-50 split, with the exact ratio to be determined by our Board in its sole discretion; and (ii) effect the Reverse Split, if at all, within two years of the date the proposal is approved by stockholders;

(4)

To approve an amendment to the Company’s 2019 Omnibus Equity Incentive Plan (the “2019 Plan”) to increase the number of shares of common stock available for issuance under the 2019 Plan by 15 million shares (the “Plan Amendment”); and

(5)	The transaction of any other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 10, 2026 are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof.

We hope you will be able to attend the meeting, but in any event, we would appreciate your submitting your proxy as promptly as possible. You may vote by telephone or the internet as instructed in the accompanying proxy. If you received a copy of the proxy card by mail, you may also submit your vote by mail. We encourage you to vote by telephone or the internet. These methods are convenient and save the Company significant postage and processing charges. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

/s/ Henry Sicignano III

Henry Sicignano III, President

Dated: April 20, 2026

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1
PRINCIPAL STOCKHOLDERS	5
PROPOSAL NO. 1 ELECTION OF DIRECTORS	7
CORPORATE GOVERNANCE	9
DIRECTOR COMPENSATION FOR 2025	11
EXECUTIVE OFFICERS	12
EXECUTIVE COMPENSATION	13
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	19
PROPOSAL NO. 2	21
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FEES AND SERVICES	21
AUDIT COMMITTEE REPORT	22
PROPOSAL NO. 3	23
PROPOSAL NO. 4	30
STOCKHOLDER PROPOSALS FOR THE 2027 MEETING	35
OTHER MATTERS	35

i

CHARLIE’S HOLDINGS, INC.

1007 Brioso Drive, Costa Mesa, CA 92627

2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 4, 2026

PROXY STATEMENT

The Board of Directors (the “Board”) of Charlie’s Holdings, Inc. (the “Company,” “we,” “us,” “our,” and “ours”) is soliciting proxies from its stockholders to be used at the 2026 Annual Meeting of Stockholders to be held at Company Headquarters located at 1007 Brioso Drive, Costa Mesa, California 92627 on June 4, 2026 at 2:00 PM, Pacific Time. This proxy statement contains information related to the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

On or about April 20, 2026, we mailed to our stockholders who have not previously requested to receive materials by mail or e-mail a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access this proxy statement and our annual report online and how you may submit your proxy on the Internet or by telephone. If you received this notice by mail, you will not automatically receive a printed copy of our proxy materials or annual report unless you follow the instructions therein for requesting these materials.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

Our Board is soliciting proxies for the Annual Meeting. You are receiving a proxy statement because you owned shares of our common stock and/or Series A preferred stock on April 10, 2026 and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

This proxy statement includes information related to the proposals to be voted on at the Annual Meeting, the voting process, our Board, the compensation of directors and executive officers, and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

Who is entitled to vote at the meeting?

Holders of shares of our common stock and Series A preferred stock vote together as a single class on all matters submitted to stockholders. Holders of common stock and Series A preferred stock as of the close of business on the record date, April 10, 2026, will receive notice of, and be eligible to vote at, the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the record date, we had 274,203,242 shares of common stock and 93,906 shares of Series A preferred stock outstanding.

How many votes do I have?

At the close of business on the record date, each of the issued and outstanding 274,203,242 shares of common stock is entitled to one vote per share for an aggregate of 274,203,242 votes and each of the issued and outstanding 93,906 shares of Series A preferred stock is entitled to vote on an as-converted to common stock basis resulting in approximately 225.67 votes per share of Series A preferred stock for an aggregate of 21,191,576 total votes by the Series A preferred stockholders (resulting in an aggregate total of 295,394,818 potential votes). Each holder of shares of Series A preferred stock may not vote any voting securities of the Company (common stock or Series A preferred stock) to the extent that the holder and its affiliates would exceed more than 9.99% of total voting power of all securities. There is no cumulative voting.

Who can attend the meeting?

Only persons with evidence of stock ownership as of the record date or who are invited guests of the Company, as determined by our Board of Directors or our executive officers, may attend and be admitted to the annual meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification may be required (a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or a brokerage account statement that confirms that the stockholder was a beneficial owner of our shares of stock as of the record date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, virtually or by proxy, of the holders of not less than fifty percent (50%) of the outstanding shares entitled to vote constitutes a quorum, permitting the conduct of business at the meeting. Proxies received but marked as abstentions or broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.

How do I vote if I am a stockholder of record?

If you are a stockholder of record (that is, you own your shares in your own name with our transfer agent and not through a broker, bank or other nominee that holds shares for your account in a “street name” capacity), you can vote either in-person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. Our Board of Directors has designated Henry Sicignano and Matthew P. Montesano, and each or any of them or their designees, as proxies to vote the shares of common stock solicited on its behalf. You can vote by proxy by any of the following methods.

Voting by Telephone or Internet.   If you are a stockholder of record, you may vote by proxy by telephone or internet. Proxies submitted by telephone or through the internet must be received by 11:59 p.m. EDT on June 3, 2026. Please see the proxy card for instructions on how to vote by telephone or internet.

Voting by Proxy Card.   Each stockholder electing to receive stockholder materials by mail may vote by proxy using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

How do I vote if I hold my shares in “street name”?

If you hold your shares in “street name,” we have supplied copies of our proxy materials for the Annual Meeting to the broker, trust, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. You must either direct the broker, trust, bank or other nominee as to how to vote your shares, or obtain a proxy from the bank, broker or other nominee to vote at the meeting. Please refer to the voter instruction cards used by your broker, trust, bank or other nominee for specific instructions on methods of voting, including by telephone or using the internet.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with the Secretary of the Company or mailing a proxy bearing a later date, submitting your proxy again by telephone or over the internet or by attending the Annual Meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, trust, bank or other nominee or, if you have obtained a legal proxy from your broker, trust, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How is the Company soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile, or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

What vote is required to approve each item?

Directors are elected by plurality vote and there is no cumulative voting. Accordingly, the director nominees receiving the highest vote totals that are present in person or by proxy, and entitled to vote at the meeting will be elected as our directors. The other proposals require a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting

How are votes counted?

With regard to the election of directors, you may vote “FOR” or “WITHHOLD,” and votes that are withheld will be excluded entirely from the vote and will have no effect. For the other proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Our bylaws provide that abstentions are excluded from consideration and are not considered a vote cast and therefore abstentions will have no impact on any of the proposals. For the director election proposal, any shares not voted “FOR” a particular nominee (whether as a result of an abstention, a direction to withhold authority, or a broker non-vote) will not be counted in the nominee’s favor.

If you hold your shares in “street name,” we have supplied copies of our proxy materials for our Annual Meeting to the broker, trust, bank, or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, trust, bank or other nominee that has not received voting instructions from you may not vote on any proposal other than approval of our independent registered certified public accounting firm for fiscal year 2026 (Proposal 2) and approval of the Reverse Split (Proposal 3). These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum but will not be considered in determining the number of votes necessary for approval of any of the proposals and will have no effect on the outcome of any of the proposals. Your broker, bank or other nominee is permitted to vote your shares on Proposals 2 and 3 without receiving voting instructions from you.

Other than the items in the proxy statement, what other items of business will be addressed at the Annual Meeting?

The Board and management do not intend to present any matters at this time at the Annual Meeting other than those outlined in the notice of the Annual Meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals designated as proxies discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement, proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

If I previously signed up to receive stockholder materials by mail and wish to access these materials via the Internet or electronic delivery in the future, what should I do?

If you have previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail, you may choose to receive these materials by accessing the Internet or via electronic delivery in the future. You can help us achieve a substantial reduction in our printing and mailing costs by choosing to receive stockholder materials by means other than the mail. If you choose to receive your proxy materials by accessing the Internet, then before next year’s annual meeting, you will receive a Notice of Internet Availability of Proxy Materials when the proxy materials and annual report are available over the Internet. If you choose instead to receive your proxy materials via electronic delivery, you will receive an email containing the proxy materials.

If your shares are registered in your own name (instead of through a broker or other nominee), sign up to receive proxy materials in the future by accessing the Internet or via electronic delivery by following the directions set forth in the notice or calling 1-888-221-0691.

Your election to receive your proxy materials by accessing the Internet or by electronic delivery will remain in effect for all future stockholder meetings unless you revoke it before the meeting by following the instructions on the Notice of Internet Availability of Proxy Materials or by calling or sending a written request addressed to:

Charlie’s Holdings, Inc.
1007 Brioso Drive

Costa Mesa, CA 92627
Attn: Ryan Stump
(949) 203-3500

If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up for electronic delivery of proxy materials in the future by contacting your broker.

How can I obtain paper copies of the proxy materials, 10-K, and other financial information?

Stockholders can access our proxy statement, our Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission as well as our corporate governance and other related information on the investor relations page of our website at www.chuc.com.

The Securities and Exchange Commission’s rules permit us to deliver a single Notice of Internet Availability of Proxy Materials or single set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings to the Company. To take advantage of this opportunity, we have delivered only one notice, proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future notices, proxy statements and annual reports for your household, or wish to receive a separate copy for each stockholder, please write to the address set forth above.

If you previously elected to receive our stockholder materials via the Internet, you may request paper copies, without charge, by writing to the address set forth above.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting and release the results in a Form 8-K within four business days following the Annual Meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company as of April 10, 2026 by:

●	each person known to be the beneficial owner of more than 5% of the shares of the Company’s common stock;

●	each of the Company’s executive officers, directors, and director nominees; and

●	all current executive officers, directors, and director nominees as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including Series A preferred stock, options and warrants that are currently exercisable or exercisable within 60 days. The information below is based on an aggregate of 274,203,242 shares of common stock and 93,906 shares of Series A preferred stock (convertible into an aggregate of 21,195,576 shares of common stock) issued and outstanding as of April 10, 2026.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

Name, Address and Title (if applicable) (1)	Shares of Common Stock	Shares Issuable Upon Conversion of Preferred A Stock (2)	Shares Issuable upon Exercise of Vested Stock Options	Total Number of Shares Beneficially Owned	% Ownership of Class

Ryan Stump
Chief Operating Officer and Director	29,798,687	-	-	29,798,687	10.9%
Henry Sicignano III
President	9,850,001	-	-	9,850,001	3.6%
Matthew Montesano
Interim Chief Financial Officer	2,325,409	-	500,000	2,825,409	1.0%
Scot Cohen (3)
Director	1,971,607	846,246	72,448	2,890,301	1.1%
Jeff Fox
Director	1,450,000	-	250,000	1,700,000	0.6%
Dr. Edward Carmines
Director	2,256,481	-	-	2,256,481	0.8%
Michael D. King
Director	6,750,001	-	-	6,750,001	2.5%
Executive Officers, Directors and Director Nominees as a group (9 persons)	54,402,186	846,246	822,448	56,070,880	20.3%

Greater Than 5% Stockholders
Brandon Stump (4)	64,754,089	-	-	64,754,089	23.6%
4465 S Jones Dr
Las Vegas, Nevada 89103
Red Beard Holdings, LLC (5)
17595 Harvard Avenue, Suite C511
Irvine, California 92614	40,765,596	7,616,275	-	48,381,871	17.2%
Iroquois Capital Management, LLC (6)
2 Overhill Road
Scarsdale, NY 10583	12,078,473	-	-	12,078,473	4.4%

(1)	Unless otherwise indicated, the address for each stockholder is 1007 Brioso Drive, Costa Mesa, California 92627.

(2)

Pursuant to the Certificate of Designation of the Series A preferred stock (“Series A COD”), shares of Series A preferred stock may not be converted or exercised, as applicable, to the extent that the holder and its affiliates would own more than 4.99% (or 9.99% upon the election of any holder) of the Company’s outstanding common stock after such conversion (the “Series A Ownership Limitation”); provided, however, that any holder may waive the Conversion Limitation upon 61 days written notice to the Company. The Series A COD also entitles each share of Series A preferred stock to vote, on an as converted basis, along with the common stock; provided, however, that the Series A preferred stockholders may not vote to the extent that the holder and its affiliates would control more than 9.99% of the Company’s voting power (the “Series A Voting Limitation”). Ownership percentages in this table were calculated in accordance with Section 13(d) of the Exchange Act, and do not reflect any adjustments due to the Series A Ownership Limitation or the Series A Voting Limitation. As of April 10, 2026, we had outstanding 93,906 shares of Series A preferred stock convertible into an aggregate of 21,195,576 shares of common stock.

(3)

Includes securities held by V3 Capital Partners and the Scot Jason Cohen Foundation. Mr. Cohen is the Managing Partner of V3 Capital Partners and an officer of the Scot Jason Cohen Foundation, and has dispositive and/or voting power over these shares.

(4)	Brandon Stump, the Company’s former Chief Executive Officer and Chairman of the Board, resigned October 29, 2021.

(5)

Based on information from Amendment No. 7 to Schedule 13D filed on February 18, 2022. Consists of (i) 534,167 shares of Common Stock held directly by Vincent C. Smith; (ii) 10,415 shares of Common Stock held in Mr. Smith’s IRA account; (iii) 40,128,254 shares of Common Stock held by Red Beard Holdings, LLC; (iv) 7,616,275 shares of Common Stock issuable upon the conversion of 33,750 shares of Series A Preferred Stock held by Red Beard Holdings, LLC; and (v) 92,760 shares of Common Stock held by LB 2, LLC. Vincent C. Smith is (i) the Manager of Red Beard and has the sole right to vote and dispose of the securities held by Red Beard and (ii) the Manager of LB 2, LLC, and has the sole right to vote and dispose of the securities held by LB 2, LLC.

(6)

Based on Company ownership information from Amendment No. 4 to Schedule 13G filed on May 14, 2025. The amounts reflected in the table above consists of (i) 12,078,473 shares of Common Stock, which includes (a) 10,052,158 shares of Common Stock held of record by ICIG, (b) 2,024,315 shares of Common Stock held of record by Iroquois Master Fund, and (c) 2,000 shares of Common Stock held of record by Kensington. Mr. Abbe is the President of Iroquois Capital, which is the investment advisor for Iroquois Master Fund. Mr. Abbe and Ms. Page are the directors of Iroquois Master Fund. As such, each of Mr. Abbe and Ms. Page may be deemed to share beneficial ownership of the securities beneficially owned by Iroquois Master Fund. Mr. Abbe is also the manager of each of ICIG and Kensington. As such, Mr. Abbe may also be deemed to share beneficial ownership of the securities held by ICIG and Kensington.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Each director serves for a one-year term, until his or her successor is elected and qualified, or until earlier resignation or removal. Our Bylaws provide that the authorized number of directors shall be fixed by the Board from time to time. The number of directors as of the date of this proxy statement is five. Information about each of our directors and director nominees is set forth below. Each director nominee is currently serving as a director.

The individuals named as proxy voters in the accompanying proxy, or their substitutes, will vote for the Board’s nominees with respect to all proxies we receive unless instructions to the contrary are provided. If any nominee becomes unavailable for any reason, the votes will be cast for a substitute nominee designated by our Board. Our directors have no reason to believe that any of the nominees named below will be unable to serve if elected.

The following sets forth certain information, as of April 10, 2026, about each of the Board’s nominees for election at the Annual Meeting and each of our directors whose term will continue after our Annual Meeting. There are no family relationships among our directors or executive officers.

Nominees for Election at the Annual Meeting

Ryan Stump, Director and Chief Operating Officer (Age 38). Mr. Stump was appointed as a director and the Company’s Chief Marketing Officer on April 26, 2019 in connection with the Share Exchange. Mr. Stump has served as the Chief Operating Officer of Charlie’s since 2014, during which time he has been responsible for all global operations of Charlie’s. Prior to joining Charlie’s, Mr. Stump worked as an Associate Territory Manager and then as a Territory Manager for ConMed, a medical sales device company, from 2010 to 2013. Mr. Stump also co-founded and continues to be engaged with multiple companies, including The Ohio House since 2011, the Buckeye Recovery Network since 2017, and The Mend California since 2018. Mr. Stump earned a B.S. and B.A. in Sports Marketing and Marketing from Duquesne University

The Board of Directors believes that Mr. Stump’s experience operating high growth companies, as well as entrepreneurial experience, is valuable to the Board as it manages the Company’s anticipated continued growth.

Scot Cohen, Director (Age 57). Mr. Cohen was appointed to the Board in March 2019 and is the Founder and Managing Partner of V3 Capital Partners, a private investment firm focused on early-stage companies primarily in the consumer products industry, and Co-Manager of Red Fortune Fund, a private equity fund based in Hong Kong. Mr. Cohen also is the Founder of Petro River Oil, LLC and Chairman of Petro River Oil Corp. (OTCBB: PTRC), a publicly traded oil and gas producer with assets in Kansas and Oklahoma, and Petro Spring, a global oil and gas technology solutions provider. Prior to creating V3 Capital Partners, Mr. Cohen was the Founder and Managing Partner at Iroquois Capital Opportunity Fund, a special situations private equity investment fund, and a Co-Founder of Iroquois Capital, a hedge fund with investments in small and micro-cap private and public companies. Mr. Cohen currently serves as the CEO and Executive Director of Wrap Technologies, Inc. (NASDAQ: WRTC), and is active in philanthropic activities with numerous charities including the Jewish Enrichment Council. Mr. Cohen received a Bachelor of Science degree from Ohio University in 1991.

The Board of Directors believes Mr. Cohen’s success with multiple private investment firms, his extensive contacts within the investment community, and his financial expertise are a valuable resource to the Company’s efforts to expand and implement its business plan.

Jeffrey Fox, Director (Age 62). Mr. Fox was appointed to the Board effective July 16, 2019. He has been a leading business strategist, brand marketing authority and general management executive for some of the world's largest restaurant and consumer companies including roles as Chief Brand & Concept Officer for Pizza Hut, Co-founder of Collider LLC, a cultural marketing strategy firm, Managing Director of the California office of advertising agency Foote, Cone and Belding (FCB), various positions with the Yum! Brands and within Sony's interactive and PlayStation video game divisions, and Hill & Knowlton Public Relations. He is currently a member of the board of directors of Cici’s Pizza and Flix Brewhouse. Mr. Fox holds a bachelor’s degree in Journalism from San Diego State University and received a master's degree in Mass Communications from California State University, Northridge.

The Board of Directors believes that Mr. Fox’s strong experience in brand building across several diverse Fortune 100 consumer product companies will be significantly valuable to the Company as it continues to rapidly grow its product offerings and launch new brands and products around the world.

Dr. Edward Carmines, Director (Age 71). Dr. Carmines was appointed to the Board effective March 2, 2022. He is currently Chief Scientific Officer of Chemular, Inc., where he designs and directs scientific and regulatory programs for PMTAs for a host of contract clients across a wide range of tobacco product categories. He also currently serves as an Advisory Board Member of Sparq Life, Inc, focusing on the science of inhalation of non-tobacco products, and Principal for Carmines Consulting, LLC, where Dr. Carmines consults to the regulated tobacco industry in the field of toxicology and regulatory affairs. Previously, Dr. Carmines managed the safety of novel and oral tobacco products as a scientist with R.J. Reynolds Tobacco Co. From 1996-2009, Dr. Carmines served as a principal scientist for Philip Morris USA (Altria Client Services, Inc.), where he developed guidelines for safely testing cigarette ingredients and components based on the FDA Red Book. Dr. Carmines received a B.S. degree in Chemistry and a Ph.D. degree in Toxicology from the Medical College of Virginia (Virginia Commonwealth University).

The Board of Directors believes that Dr. Carmines extensive experience within the nicotine industry and navigating the regulatory process relating to the nicotine industry is significantly valuable to the Company due to the ongoing and evolving nature of the Company’s industry.

Michael D. King, Director (Age 58). Mr. King was appointed as a director in June 2023 pursuant to the terms of a nomination and standstill agreement dated April 26, 2023. Mr. King is the Founder and current Chief Executive Officer of Wessner, Inc., a private company that has developed a supply network in Asia with world-class manufacturing companies that offer a wide variety of custom-made medical products, scientific instruments, consumer products, and food service devices. Operating Wessner, Inc. (formerly OEM Solutions) has been Mr. King’s sole occupation and employment for the past 24 years. From 1998 until 2001, Mr. King worked as a Sales Representative at Allied Enterprises in Pittsburgh, Pennsylvania. From 1991 through 1998, Mr. King worked for the Ford Motor Company in the Finance Department as an analyst and eventually supervisor. Mr. King graduated with a Master of Business Administration degree from the State University of New York at Buffalo in 1991.

The Board of Directors believes that Mr. King’s experience (i) sourcing, purchasing, and shipping products in China and other Asian countries; (ii) reducing costs of goods and improving quality; and (iii) operating a high growth company is valuable to the Board as it manages the Company’s anticipated continued growth.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any director or nominee set forth above during the past ten years.

RECOMMENDATION OF THE BOARD:

The Board of Directors recommends a vote FOR each of the above director nominees.

CORPORATE GOVERNANCE

Board Composition

The Company’s business affairs are managed under the direction of the Board. Our Bylaws provide that the authorized number of directors shall be fixed by the Board from time to time. The number of directors as of the date of this proxy statement is set at five.

When considering whether directors and director nominees have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Company’s Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Company’s Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

Board Leadership Structure and Role in Risk Oversight

The Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. The Company’s Audit Committee is also responsible for discussing the Company’s policies with respect to risk assessment and risk management. The Board believes its administration of its risk oversight function has not negatively affected the Company Board’s leadership structure.

The Board does not currently have a Chair. The Board believes it is in the best interests of the Company and its stockholders to be flexible on the composition of the Board, including whether or not to have a Chair. Our Board regularly has meetings solely of independent directors without the presence of management.

Number of Meetings of the Board of Directors

The Board held a total of five meetings during 2025. Directors are expected to attend Board meetings and to spend time needed to meet as frequently as necessary to properly discharge their responsibilities. Each director attended at least 75% of the aggregate number of meetings of the Board and committees on which he or she served that were held during 2025 and while he or she was a member of the Board or such committee, as appropriate. We do not have a formal policy requiring directors to attend annual meetings of stockholders, however we expect our directors will attend.

Director Independence

The Board currently consists of five members, four of whom qualify as independent within the meaning of the independent director guidelines of the Nasdaq Capital Market and the NYSE. The Board has determined that Messrs. Cohen, Fox, Carmines, and King are considered independent directors as defined by the rules and regulations of Nasdaq and the NYSE.

Stockholder Communications

Stockholders may send communications to our directors as a group or individually, by writing to those individuals or the group: c/o the Secretary, 1007 Brioso Drive, Costa Mesa, CA 92627. The Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or our business to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters, or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

Committees of the Board of Directors

The Board currently has a standing Audit Committee and does not have an active Compensation Committee or Nominating and Corporate Governance Committee. The full Board currently administers the duties of each of the Compensation Committee and Nominating and Corporate Governance Committee. A written charter for the Audit Committee is available on the Company’s website at www.charliesholdings.com under “Investors/Corporate Governance”. The responsibilities of the Audit Committee are described below. Members serve on committees until their resignation or until as otherwise determined by the Board.

Audit Committee

The Company’s Audit Committee is responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating, and overseeing the Company’s independent registered public accounting firm;

●	discussing with the Company’s independent registered public accounting firm their independence from management;

●	reviewing, with the Company’s independent registered public accounting firm, the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm;

●

overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

●	overseeing the Company’s financial and accounting controls and compliance with legal and regulatory requirements;

●	reviewing the Company’s policies on risk assessment and risk management;

●	reviewing related person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The Company’s Audit Committee consists of Messrs. Cohen (Chair) and Fox, with Mr. Cohen serving as chair. The parties have affirmatively determined that each member of the Audit Committee qualifies as independent under Nasdaq/NYSE rules applicable to board members generally and under Nasdaq rules and Exchange Act Rule 10A-3 specific to Audit Committee members. All members of the Company’s Audit Committee meet the requirements for financial literacy under the applicable Nasdaq/NYSE rules. In addition, the parties also believe that Mr. Cohen qualifies as an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K. During the fiscal year ended December 31, 2025, our audit committee met four times.

DIRECTOR COMPENSATION FOR 2025

The Company’s Director Compensation Plan currently provides that non-employee directors receive (a) a $60,000 annual retainer, payable in equal monthly installments in cash and (b) reimbursement for expenses related to Board meeting attendance and committee participation. The Company’s Board of Directors elected to suspend cash compensation beginning in November 2024. Directors that were also employees of the Company did not receive additional compensation for serving on the Board.

The following table discloses certain information concerning the compensation of the Company’s non-employee directors for the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Scot Cohen	$-	$5,320	$5,320
Jeff Fox	$-	$5,320	$5,320
Edward Carmines	$-	$5,320	$5,320
Michael King	$-	$5,320	$5,320

(1)

The amounts in the “Stock Awards” column do not represent any cash payments actually received by the individuals listed in the table with respect to any of such stock awarded to them during the year ended December 31, 2025. Rather, the amounts represent the aggregate grant date fair value of the restricted stock awarded to the individuals listed in the table during the year ended December 31, 2025, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

EXECUTIVE OFFICERS

Certain information regarding our executive officers is provided below as of April 10, 2026:

Name	Age	Position
Henry Sicignano III	58	President (Principal Executive Officer)
Ryan Stump	38	Chief Operating Officer and Director
Matthew P. Montesano	40	Interim Chief Financial Officer

For information with respect to Mr. Stump, please see the information about the members of our Board on the preceding pages. There are no family relationships among our directors or executive officers.

Henry Sicignano, III, President (Principal Executive Officer). Mr. Sicignano was appointed as President of the Company on April 1, 2021. Prior to joining the Company, Mr. Sicignano held multiple positions, including Chief Executive Officer of 22nd Century Group, Inc. (NASDAQ: XXII), a plant-based biotechnology company that is focused on tobacco harm reduction, very low nicotine content tobacco, and hemp/cannabis research from March 2015 through July 2019. He also served as President and as a member of the Board of Directors with 22nd Century from January 2011 through July 2019. In addition, from December 2014 to August 2018, Mr. Sicignano served on the Board of Directors of Anandia Laboratories, Inc., a cannabis-focused science company that was sold to Aurora Cannabis (NYSE: ACB). Mr. Sicignano holds a B.A. Degree in Government from Harvard College and an M.B.A. Degree from Harvard University.

Matthew P. Montesano, Interim Chief Financial Officer. Mr. Montesano was appointed as Chief Financial Officer of the Company on May 10, 2021. Prior to his appointment, and since 2014, Mr. Montesano has served as Chief Financial Officer of Charlie’s Chalk Dust, LLC, the Company’s largest and most profitable operating division. Beginning in 2019, he also began serving as the Chief Financial Officer of Don Polly, LLC, the Company’s alternative products division. Mr. Montesano is the Founder and Managing Partner for Relay BPO, LLC, an outsourced accounting, and business process firm. Prior to joining the Company, Mr. Montesano worked for L’Oreal USA in a variety of corporate finance positions for the company’s Professional Products and Salon Centric divisions. Prior to L’Oreal USA, Mr. Montesano worked for KeyBanc Capital Markets as an investment banker where he focused on debt, equity and merger and acquisitions transactions in the industrials space.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In fiscal year 2025, our “named executive officers” and their positions were as follows:

●	Henry Sicignano, III, President;

●	Ryan Stump, Chief Operating Officer and Director; and

●	Matthew P. Montesano, Interim Chief Financial Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($) (3)	Stock Awards ($) (1)	All Other Compensation(4)	Total ($)
Henry Sicignano III	2025	$200,000	$15,533	$13,300	$48,838	$277,671
President	2024	$200,000	$-	$-	$42,818	$242,818
Matthew P. Montesano (2)	2025	$100,000	$5,910	$2,660	$15,092	$123,662
Interim Chief Financial Officer	2024	$100,000	$-	$-	$12,694	$112,694
Ryan Stump	2025	$225,000	$16,606	$13,300	$43,696	$298,602
Chief Operating Officer and Director	2024	$225,000	$-	$-	$38,559	$263,559

1.

The amounts represent the aggregate grant date fair value of stock awards to the individuals listed in the table during the years ended December 31, 2025 and 2024, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

2.

On February 10, 2023, Mr. Montesano notified the Company that he has resigned in order to pursue other opportunities. Mr. Montesano agreed to serve as interim CFO to the Company on such terms as will be mutually agreed to by the Company and Mr. Montesano until the Company has secured a replacement.

3.

Bonuses paid during the year ended December 31, 2025 were directly related to the Company satisfying income taxes resulting from the issuance of restricted stock awards to Mr. Stump, Mr. Montesano and Mr. Sicignano.

4.	All other compensation consists of 401k and healthcare benefits as well as allowances for automobiles.

Narrative Disclosure to Summary Compensation Table

Base Salaries

The named executive officers receive their respective base salaries to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities.

On June 15, 2023, the Company entered into a new employment agreement with Ryan Stump (the “New Agreement”). Pursuant to the New Agreement, Mr. Stump will earn a base salary of $300,000 per year and serve as Chief Operating Officer for a term of two years, renewable on an annual basis unless earlier terminated by the Company or Mr. Stump. In the event that Mr. Stump is terminated by the Company without Cause (as defined therein) or for Good Reason (as defined therein), he will be entitled to receive his base salary and benefits for a period of one year. In the event of a change in control, all unvested equity awards will immediately vest. Mr. Stump has elected to reduce his current compensation to the rate of $225,000 annually. In January 2023, Mr. Sicignano also elected to reduce his salary, on a temporary basis, resulting in a total reduction of 20%, to $200,000. On February 10, 2023, Mr. Montesano notified the Company that he has resigned to pursue other opportunities, but will remain interim CFO, indefinitely, at a reduced salary of $100,000 annually.

Cash Bonus

During the year ended December 31, 2025, the Company issued bonuses of $15,533 to Henry Sicignano, $5,910 to Matthew Montesano and $16,605 to Ryan Stump. During the year ended December 31, 2024, the Company did not award annual cash bonuses to any executive. During the year ended December 31, 2025, cash payments were also issued to certain executives in relation to income tax liabilities generated from the issuance of restricted stock awards granted in 2025.

Equity Compensation

During the year ended December 31, 2025, the Company granted approximately 3,200,000 restricted shares (subject to forfeiture) to employees, officers, directors and key stakeholders of the Company pursuant to the Charlie’s Holdings, Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”), as amended. During the year ended December 31, 2024, the Company did not award any restricted shares (“RSAs”) to any executive of the Company. The RSAs are subject to a vesting schedule and have all the rights of a shareholder of the Company with respect to voting, share adjustments, receipt of dividends (if any) and distributions (if any) on such shares. The total number of RSAs issued to officers and directors was 1,900,000. The RSAs granted to officers during 2025 vest in two equal annual installments, subject to continued service with us.

Notwithstanding any of the foregoing, all the restricted shares shall automatically accelerate upon a change in control of the Company or a sale of all or substantially all its assets, subject to the executive’s continued employment on the date of the change in control.

Other Elements of Compensation

401(k) Plan

We currently maintain a 401(k) retirement savings plan for employees, including named executive officers, who satisfy certain eligibility requirements. Named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes our employees, including named executive officers, in accordance with its compensation policies.

Employee Benefits and Perquisites

Health/Welfare Plans. All of our full-time employees, including named executive officers, are eligible to participate in our health and welfare plans, including:

●	medical, dental, and vision benefits;

●	medical and dependent care flexible spending accounts;

●	short-term and long-term disability insurance; and

●	life insurance.

We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to its named executive officers.

Outstanding Equity Awards at 2025 Year End

The following table sets forth information about outstanding equity awards held on December 31, 2025 by our named executive officers:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un- exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Henry Sicignano III	-	-	-	-	500,000	$152,000	-	-

Ryan Stump	-	-	-	-	500,000	$152,000	-	-

Matthew Montesano	500,000	-	$0.4431	10/28/2029	100,000	$30,400	-	-

(1)	Based on a $0.304 closing price of the Common Stock on the OTCQB Venture Market on December 31, 2025.

Pay for Performance

Year	Summary Compensation Table Total for PEO(1)(2)	Compensation Actually Paid to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs (2)(4)	Average Compensation Actually Paid to Non-PEO NEOs(3)(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”)	Net Income (Loss) (in thousands)
2025	$277,671	$451,571	$211,132	$66,183	$279.41	$4,499
2024	$242,818	$201,168	$188,126	$138,318	$49.82	$(4,159)
2023	$323,000	$373,000	$242,000	$311,000	$106.21	$(2,093)

1.	For each year shown, the PEO was Henry Sicignano III, our President and Principal Executive Officer.
2.

Refer to “Executive Compensation-Summary Compensation Table.” Amounts in this column represent the “Total” column set forth in the Summary Compensation Table (“SCT”). See the footnotes to the SCT for further detail regarding the amounts in these columns.

3.

The dollar amounts reported in these columns represent the amounts of “compensation actually paid.” The amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP).

4.	Non-PEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:

2025: Matthew P. Montesano and Ryan Stump

2024: Matthew P. Montesano and Ryan Stump

2023: Matthew P. Montesano and Ryan Stump

	2025		2024		2023
SCT Total to CAP Reconciliation	PEO	Other NEOs	PEO	Other NEOs	PEO	Other NEOs
SCT Total	$277,671	$211,132	$242,818	$188,126	$323,000	$242,000
(Deduct): Aggregate value for stock awards and option awards included in SCT Total for the covered fiscal year	-	(200,667)	-	-	(66,000)	(89,000)
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	138,600	41,580	-	-	120,000	156,000
Add (Deduct): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	-	-	(43,067)	(50,926)	4,000	4,000
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	-	-	-	-	-	-
Add (Deduct): Changes as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	35,300	14,137	1,417	1,118	(8,000)	(2,000)
CAP Amounts (as calculated)	$451,571	$66,183	$201,168	$138,318	$373,000	$311,000

Agreements with Named Executive Officers and Potential Payments Upon Termination or Change of Control

The material terms of the employment agreements with our named executive officers are as follows:

Ryan Stump. On June 15, 2023, we entered into a new employment agreement with Ryan Stump (the “New Agreement”). Pursuant to the New Agreement, Mr. Stump will serve as Chief Operating Officer for a term of two years, renewable on an annual basis unless earlier terminated by the Company or Mr. Stump. In the event that Mr. Stump is terminated by the Company without Cause (as defined therein) or in the event Mr. Stump terminates his employment for Good Reason (as defined therein), he will be entitled to receive his base salary and benefits for a period of one year. In the event of a change in control, all unvested equity awards will immediately vest.

Henry Sicignano. On April 1, 2021, the Board of Directors of the Company entered into an Employment Agreement (the "Agreement") with Henry Sicignano III, MBA, pursuant to which the Company appointed Mr. Sicignano to serve as President of the Company. Pursuant to the Agreement, Mr. Sicignano will serve as President for an initial period of two years, renewable on an annual basis unless earlier terminated by the Company or Mr. Sicignano. Pursuant to the Agreement, Mr. Sicignano will serve as President. In the event that Mr. Sicignano is terminated by the Company without Cause (as defined therein) or in the event Mr. Sicignano terminates his employment for Good Reason (as defined therein), he will be entitled to receive his base salary and benefits for a period of one year. In the event of a change in control, all unvested equity awards will immediately vest.

Equity Compensation Plan Information

The following table includes information as of December 31, 2025 for our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted- average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	26,072,542	$0.58	1,926,728
Equity compensation plans not approved by stockholders	–	$–	–
Total	26,072,542	$0.58	1,926,728

2019 Omnibus Incentive Plan. The 2019 Omnibus Incentive Plan (the “2019 Plan”) was adopted by the Company’s Board of Directors on May 8, 2019, subject to stockholder approval and registration or qualification of the shares subject to the 2019 Plan with the federal and state securities authorities. The 2019 Plan reserved for issuance approximately 11.1 million shares of common stock for issuance to all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary, any non-employee director, consultants and independent contractors of the Company or any Subsidiary, and any joint venture partners (including, without limitation, officers, directors, and partners thereof) of the Company or any Subsidiary. Awards under the 2019 Plan may be made in the form of: (i) incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, once the 2019 Plan has been approved by a majority of the Company’s stockholders; (ii) stock options that do not qualify as incentive stock options; and/or (iii) awards of shares that are subject to certain restrictions specified in the 2019 Plan. On February 4, 2022 and by notice of action by written consent of shareholders, an amendment to the Company’s 2019 Omnibus Equity Incentive Plan to increase the number of shares of Common Stock available for issuance under the 2019 Plan by 15.0 million shares, from 11,072,542 shares to 26,072,542 shares was approved.

Post-Employment Compensation, Pension Benefits, Nonqualified Deferred Compensation

There were no post-employment compensation, pension, or nonqualified deferred compensation benefits earned by the Named Executive Officers during the year ended December 31, 2025.

Compensation Policies and Practices and Risk Management

The Board considers, in establishing and reviewing our compensation philosophy and programs, whether such programs encourage unnecessary or excessive risk taking. Base salaries are fixed in amount and consequently the Board does not see them as encouraging risk taking. We also provide NEOs with equity awards to help further align their interests with our interests and those of our stockholders. The Board believes that these awards do not encourage unnecessary or excessive risk taking since the awards are generally provided at the beginning of an employee’s tenure or at various intervals to award achievements or provide additional incentive to build long-term value and are subject to vesting schedules to help ensure that executives have significant value tied to our long-term corporate success and performance.

The Board believes that our compensation philosophy and programs will encourage employees to strive to achieve both short-and long-term goals that are important to our success and building stockholder’s value, without promoting unnecessary or excessive risk taking. The compensation committee has concluded that our compensation philosophy and practices are not reasonably likely to have a material adverse effect on us.

Board Interlocks and Insider Participation

During the last fiscal year, no member of our Board served as one of our employees except Ryan Stump. No interlocking relationships exist between our Board or the compensation committee of any other entity. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors.

Board Compensation Report

Our Board has reviewed and discussed the “Executive Compensation” contained in this proxy statement with management. Based on our Board’s review and discussions with management, our Board recommended the Compensation Discussion and Analysis be included in this proxy statement.

Scot Cohen

Jeff Fox

Edward Carmines

Ryan Stump

Michael King

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions Policy

The Board has a policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. Specifically, the Board of Directors has the responsibility to review related party transactions.

A “related person transaction” is a transaction, arrangement, or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect material interest. A “related person” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of the Company’s directors;

●	any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s voting shares;

●

Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer, or beneficial owner of more than 5% of the Company’s voting shares; and

●

any firm, corporation, or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

Related Party Transactions

On November 19, 2019, Charlie’s entered into a commercial lease for the Company’s corporate headquarters in Costa Mesa, California (the “Lease”) with Brandon Stump, Ryan Stump and Keith Stump. Messrs. Stump, Stump and Stump purchased the property that is the subject of the Lease in July 2019. The Lease, which was effective as of September 1, 2019, on a month-to-month basis, was then formalized on November 1, 2019, to have a term of five years and a base rent rate of $22,940 per month, which rate is subject to annual adjustments based on the consumer price index, as may be mutually agreed upon by the parties to the Lease. The terms of the Lease were negotiated and approved by the independent members of the Board and executed by the Company’s then Chief Financial Officer after reviewing a detailed analysis of comparable properties and rent rates compiled by an independent, third-party consultant. During fiscal years 2025 and 2024, we paid an aggregate of $275,280 and $275,280, respectively, pursuant to the Lease.

April 2022 Note Financing

On April 6, 2022, the Company issued a secured promissory note (the “Note”) to one of its large individual stockholders, Michael King (the “Lender"), in the principal amount of $1,000,000, which Note is secured by accounts receivable of the Company pursuant to the terms of a Security Agreement entered into by and between the Company and the Lender (the "Note Financing"). On September 28, 2022, the Company and the Lender entered into a modification to the Note to extend the maturity date to March 28, 2023 and the Company paid all accrued interest under the Note through such date.

On March 28, 2023, the Company entered into a second modification to the Note to extend the maturity date to April 28, 2024, contingent upon the payment of all interest accrued under the Note through March 28, 2023 and certain other modifications to the Note. Principal shall be payable on the 28th day of each month in installments of $25,000, commencing April 28, 2023, continuing up to and including April 28, 2024 whereby a balloon payment for the remaining principal balance will be paid. Interest shall accrue on the aggregate outstanding principal amount at a rate equal to 20% simple interest per annum and shall be payable on the same day as installments of principal are payable. The Company used the proceeds from the Note for general corporate purposes, and its working capital requirements, pending the availability of alternative debt financing.

On May 31, 2024, as part of the May 2024 capital raise, the Lender converted his next four debt repayments for the period from June to September 2024 for a total amount of $100,000 in lieu of cash payment for the subscription agreement.

On April 28, 2025 the Lender agreed to accept a payment of approximately $420,000 and entered into a further modification for the remaining balance that includes monthly payments of approximately $37,000 and a maturity date of April 28, 2026.

On August 6, 2025, the Company issued an additional secured promissory note (the “August Note”) to the Lender in the principal amount of $2,000,000, which is secured by accounts receivable of the Company pursuant to the terms in the same Note Financing. The August Note bears an annual interest rate of 13% and has a term of one year. On March 24, 2026, the Company entered into an amendment to the August Note to extend the maturity date of the loan to June 1, 2027 with a balloon principal payment due on maturity with interest only paid monthly until maturity.

April 2022 Commercial Lease Agreement

On April 29, 2022, the Company entered into a commercial lease agreement for the Company’s sales and marketing operations in Williamsville, New York (“Williamsville Lease”) with Henry Sicignano Jr., a relative of the Company’s President, Henry Sicignano III. The Williamsville Lease, which became effective on May 1, 2022, had a term of one year and a base rent of $1,650 per month. The Williamsville Lease is considered a modified gross lease and therefore the Company is also responsible for additional monthly expenses including gas, electricity, and internet. The Williamsville Lease has been subsequently extended for additional one-year periods, with the same terms. The Williamsville Lease was evaluated and approved by the Company’s Board of Directors. During fiscal 2025, we paid an aggregate of $19,800 pursuant to the Williamsville Lease.

August 2022 Note Financing – Related Party

On August 17, 2022, the Company and its Chief Operating Officer and Director, Ryan Stump (the "Stump Lender") entered into a loan agreement (the “Loan”) in the principal amount of $300,000. The Loan will be due in full in 120 days or sooner if, before the end of term, the Company secures (i) new debt financing or (ii) sufficient PMTA strategic partnership funds. The Loan bears an annual interest rate of 10%. The Company also incurred additional $3,000 issuance cost resulting from the payment of the Stump Lender’s legal fees. On December 17, 2022, the Company and Stump Lender entered into a modification to the Loan to extend the maturity date to April 16, 2023 and the Company has paid all accrued interest under the Loan through such date. On April 13, 2023, the Company and Stump Lender entered into a second modification to the Loan to extend the maturity date to August 14, 2023. On August 7, 2023, the Company and Stump Lender entered into a third modification to the Loan to extend the maturity date to December 15, 2023. On December 15, 2023, the Company and Stump Lender entered into a fourth modification to the Loan to extend the maturity date to April 15, 2024. On April 15, 2024 the Company and Stump Lender entered into a fifth modification to the Loan to extend the maturity date to August 21, 2024. On August 21, 2024 the Company and Stump Lender entered into a sixth modification to the Loan to extend the maturity date to December 31, 2024. On April 28, 2025, the Company paid to Ryan Stump approximately $308,000 to satisfy all outstanding principal and interest due on the Loan entered into August 17, 2022.

July 2023 Note Financing

Between July 17, 2023 and August 1, 2023, the Company issued unsecured promissory notes (the “Notes”) to several of its executives and employees, Ryan Stump, Henry Sicignano III, Keith Stump, and Jessica Greenwald, and to three of its largest stockholders, Brandon Stump, Red Beard Holdings LLC, and Michael King (the “Lenders"), in the cumulative principal amount of $1,400,000. Notes bore interest at twenty-one percent (21%) per annum and have maturity dates ranging from November 17, 2023 to December 10, 2023.

During the year ended December 31, 2023, the Company made a $1,070,000 repayment to the Notes, including a $70,000 interest payment. As of December 31, 2024, $400,000 of Notes remained outstanding with Ryan Stump and Henry Sicignano III, and the maturity dates of the outstanding notes had been extended to December 31, 2024. On April 28, 2025 Ryan Stump and Henry Sicignano III were each paid approximately $75,000 of accrued interest and have agreed to modify the Notes to include a 10% interest rate, with monthly payments of principal and interest of approximately $18,000. The maturity date has been extended to April 28, 2026.

PROPOSAL NO. 2

The audit committee has appointed Urish Popeck & Co., LLC as our independent registered certified public accounting firm for fiscal year 2026 and has further directed that the selection of Urish Popeck & Co., LLC be submitted to a vote of stockholders at the annual meeting for ratification.

In selecting Urish Popeck & Co., LLC to be our independent registered public accounting firm for 2026, our audit committee considered the results from its review of their independence, including (i) all relationships between the firm and our Company and any disclosed relationships or services that may impact the firm’s objectivity and independence; (ii) the firm’s performance and qualification as an independent registered public accounting firm; and (iii) the fact that the firm’s engagement audit partner is rotated on a regular basis as required by applicable laws and regulations.

Our audit committee charter does not require that our stockholders ratify the selection of Urish Popeck & Co., LLC as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance practice. If our stockholders do not ratify the selection, our audit committee may reconsider whether to retain Urish Popeck & Co., LLC, but still may retain the firm. Even if the selection is ratified, our audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Representatives of Urish Popeck & Co., LLC are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Urish Popeck & Co., LLC as our independent registered certified public accounting firm for the fiscal year 2026. If the appointment is not ratified, our audit committee will consider whether it should select another independent registered certified public accounting firm.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table provides information relating to the fees billed or reasonably expected to be billed to us for the years ended December 31, 2025 and 2024:

	2025	2024
Audit fees (1)	$195,000	$140,000
Audit-related fees (2)	$-	$25,000
Tax fees	$-	$-
All other fees	$6,851	$-
Total	$201,851	$165,000

1.

Audit fees consists of fees for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of our condensed financial information included in our quarterly filings on Form 10-Q, including all services required to comply with the standards of the Public Company Accounting Oversight Board (United States).

2.	Audit-Related Fees include fees billed for services related to registration statements and filings with the SEC in 2024. Services were billed by our prior independent auditor.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The audit committee, in accordance with its charter, must pre-approve all non-audit services provided by our independent registered public accountants. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accountants or on an individual, explicit case-by-case basis before the independent auditor is engaged to provide each service.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed our consolidated financial statements for fiscal year 2025 with Urish Popeck & Co., LLC, our independent auditors for fiscal year 2025, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with Urish Popeck & Co., LLC the matters required to be discussed by PCAOB Auditing Standard No. 16.

The Audit Committee has received the written disclosures and the letter from Urish Popeck & Co., LLC mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with Urish Popeck & Co., LLC its independence and has considered whether the provision of non-audit services provided by Urish Popeck & Co., LLC is compatible with maintaining Urish Popeck & Co., LLC’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission.

This report is submitted by the members of the Audit Committee of the Board:

Scot Cohen

Jeff Fox

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT TO EFFECT THE REVERSE SPLIT

Overview

Our management team has been studying the potential benefits of effecting a Reverse Split (a “Reverse Split”) of our common stock for the purpose of uplisting to either the NYSE American or the Nasdaq Stock Market (“Nasdaq”) in the future. We believe that there may be potential benefits of a Reverse Split and a future uplisting of our common stock from the OTCQB tier of the OTC Markets to American or Nasdaq, including:

●	a larger pool of available capital;

●	a greater average daily trading volume;

●	a greater number of U.S. retail and institutional investors; and

●	a potential increase in market valuation.

We must satisfy a variety of requirements to be accepted for listing on NYSE American or Nasdaq, including the requirement that the listed securities maintain a minimum per-share trading price for a specific period of time. We are contemplating the possibility of proceeding to complete the Reverse Split in order to satisfy this requirement. This is not the only listing standard that we must meet, however, and we do not currently meet certain of the other NYSE American or Nasdaq listing standards. The Reverse Split is merely a step toward an uplisting on NYSE American or Nasdaq.

We are seeking stockholder approval to grant our Board discretionary authority to amend our Articles of Incorporation to effect a reverse split of all our outstanding shares of common stock, at a ratio between 1-for-3 and 1-for-50, to be determined at the discretion of our Board of Directors (the “Reverse Split”). If this Proposal 3 is approved, the Board may decide not to effect the Reverse Split if it determines that it is not in the best interests of the Company to do so. The Board does not currently intend to seek re-approval of the Reverse Split for any delay in implementing the Reverse Split unless two years have passed from the date of this Annual Meeting (the “Authorized Period”). If the Board determines to implement the Reverse Split, it will become effective upon filing a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada or at such later date specified therein. The text of the proposed Certificate of Amendment to our Articles of Incorporation to effect the Reverse Split is included as Appendix A to this Proxy Statement. We are seeking stockholder approval of the Reverse Split because we do not intend to correspondingly decrease the number of our authorized shares of common stock. However, under Nevada law, the Board would be permitted to affect a Reverse Split without stockholder approval if the number of authorized shares of common stock and the number of outstanding shares of common stock were correspondingly decreased.

If the Board determines to implement the Reverse Split, we will communicate to the public, prior to the effective time of the Reverse Split Amendment, additional details regarding the Reverse Split (including the final reverse split ratio, as determined by the Board). The Board reserves the right to elect not to proceed with the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of our Company or our stockholders.

In determining which reverse split amendment to implement, if any, following receipt of stockholder approval of the Reverse Split Proposal, the Board may consider, among other things, various factors, such as:

●             the historical trading price and trading volume of our common stock;

●             the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Split on the trading market for our common stock in the short- and long-term;

●             threshold prices of brokerage houses or institutional investors that could impact their ability to invest or recommend investments in our common stock;

●             minimum listing requirements of NYSE American or Nasdaq;

●	which reverse split amendment would result in the least administrative cost to us; and

●	prevailing general market and economic conditions.

The failure of our stockholders to approve the Reverse Split Proposal could prevent us from meeting the minimum bid price requirements of NYSE American and Nasdaq (the “Minimum Bid Price Requirement”), among other things, unless the market price of our common stock increases above the Minimum Bid Price Requirement without a reverse split. If we are unable to uplist our common stock to NYSE American or Nasdaq, interest in our common stock may decline and certain institutions may not have the ability to trade in our common stock, all of which could have a material adverse effect on the liquidity or trading volume of our common stock. If our common stock becomes significantly less liquid due to our inability to qualify for listing on NYSE American or Nasdaq, our stockholders may not have the ability to liquidate their investments in our common stock as and when desired and we believe our access to capital would become significantly diminished as a result.

Purpose of the Reverse Split

To uplist to NYSE American or Nasdaq Stock Markets in the future

We believe that a Reverse Split could increase the market price of our common stock sufficiently to satisfy the Minimum Bid Price Requirement in the near term, though we cannot provide any assurance that a Reverse Split will have that effect or that a Reverse Split would increase the market price sufficiently for a prolonged period of time. The Minimum Bid Price Requirement is not the only listing standard that we must meet, however, and we do not currently meet certain of the other NYSE American or Nasdaq listing standards. The Reverse Split is merely the first step toward an uplisting on NYSE American or Nasdaq. There can be no assurance that we will meet the NYSE American or Nasdaq listing standards or that NYSE American or Nasdaq would approve our listing application.

To potentially improve the liquidity of our common stock.

A reverse split could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our common stock and potentially decreasing the volatility of our common stock if institutions become long-term holders of our common stock. A reverse split could help increase analyst and broker interest in our common stock as their policies can discourage them from following or recommending companies with low stock prices.

Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

We also believe that the Reverse Split could enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore to have less third-party analysis of the Company available to investors. In addition, certain institutional investors or investment funds may be prohibited from buying stocks whose price is below a certain threshold. We believe that the reduction in the number of issued and outstanding shares of common stock caused by the Reverse Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Split, may encourage interest and trading in our common stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for the common stock than that which currently exists.

Potential Adverse Effects

Reducing the number of outstanding shares of our common stock through the Reverse Split is intended, absent other factors, to theoretically increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before such Reverse Split. Accordingly, the total market capitalization of our common stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split.

We cannot predict whether the Reverse Split will increase the market price for our common stock on a sustained basis, if at all. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●             the market price per share of our common stock after the Reverse Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Split, if it increases at all;

●             the Reverse Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; and

●             that we will meet the other criteria for listing.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

Board Discretion to Implement the Reverse Split

If this proposal is approved by the Company’s stockholders, the Board will have the authority, in its sole determination without any further action necessary by the stockholders, to effect the Reverse Split during the Authorized Period at a ratio set forth in the above range, as determined by the Board. The Board may, in its sole determination, choose to not effect the Reverse Split. The Board believes that granting this discretionary authority provides the Board with maximum flexibility to react to prevailing market conditions and future changes to the market price of our common stock, and therefore better enables it to act in the best interests of the Company. In exercising its discretion, the Board may consider the following factors:

●             the historical trading price and trading volume of our common stock;

●             the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Split on the trading market for our common stock; and

●             the prevailing general market and economic conditions

Procedure for Effecting the Reverse Split

Subject to the stockholder approval, if the Board decides to implement the Reverse Split, the Board will effect the split at a ratio between 1-for-3 and 1-for-50, to be determined at the discretion of the Board. We will file a Certificate of Amendment to our Articles of Incorporation, substantially in the form attached to this Proxy Statement as Appendix A, with the Secretary of State of the State of Nevada to effect the Reverse Split. The Reverse Split would become effective at such time as the Certificate of Amendment is filed with the Secretary of State of the State of Nevada or at such later time as is specified therein. No further action on the part of the Company’s stockholders would be required and all shares of our common stock that were issued and outstanding immediately prior thereto would automatically be converted into new shares of our common stock based on the Reverse Split exchange ratio. As soon as practicable after the effective date of the Reverse Split, stockholders of record on the record date for the implemented Reverse Split would receive a letter from our transfer agent asking them to return the outstanding certificates representing our pre-split shares, which would be cancelled upon receipt by our transfer agent, and new certificates representing the post-split shares of our common stock would be sent to each of our stockholders. We will bear the costs of the issuance of the new stock certificates.

Effects of the Reverse Split

If the Reverse Split is approved by the stockholders and implemented by the Board, the principal effect will be to proportionately decrease the number of outstanding shares of common stock based on the split ratio. Shares of our common stock are currently registered under Section 12 of the Exchange Act and the Company is thus subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of our common stock with the SEC. Following the Reverse Split, our common stock will receive a new CUSIP number.

Proportionate voting rights and other rights of the holders of shares of our common stock will not be affected by the Reverse Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares immediately prior to the effectiveness of the Reverse Split will generally continue to hold 2% of the voting power of the outstanding common stock after the Reverse Split. The number of stockholders of record will not be affected by the Reverse Split, other than as a result of the treatment of fractional shares as described below. If approved and implemented, the Reverse Split may result in some stockholders owning “odd lots” of fewer than 100 shares. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits to the Company of the Reverse Split.

The table, which does not take into account the Board’s authority to effect a Reverse Split without stockholder approval if the reduction in the number of issued and outstanding shares of common stock is coupled with a corresponding decrease in the number of authorized shares of common stock, below illustrates the number of shares of common stock authorized for issuance following the Reverse Split, the approximate number of shares of common stock that would remain outstanding following the Reverse Split, and the number of unreserved shares of common stock available for future issuance following the Reverse Split. The information in the following table is based on 274,203,242 shares of common stock issued and outstanding as of April 10, 2026.

Proposed Ratio	Number of Shares of Common Stock Authorized	Approximate Number of Shares of Common Stock Outstanding	Approximate Number of Unreserved Shares of Common Stock Available for Future Issuance
1-for-3(1)	500,000,000	91,401,081	408,598,919
1-for-50(1)	500,000,000	5,484,065	494,515,935

(1) All share numbers are rounded up to the nearest whole share but otherwise do not reflect the potential effect of rounding up for fractional shares that may result from the Reverse Split, which is subject to the Board’s discretion to instead pay cash in lieu of any fractional shares.

As reflected in the table above, the number of authorized shares of our common stock will not be reduced by the Reverse Split. Accordingly, the Reverse Split will have the effect of creating additional unissued and unreserved shares of our common stock. We have no current arrangements or understandings providing for the issuance of any of the additional authorized and unreserved shares of our common stock that would be available as a result of the proposed Reverse Split.

Effect of the Reverse Split on the Company’s Equity Incentive Plan and Convertible or Exchangeable Securities

Based upon the split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Split as was the case immediately preceding such split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the ratio determined by the Board, subject to our treatment of fractional shares.

Effect of the Omnibus Incentive Plan

The number of shares available under the Company’s 2019 Omnibus Incentive Plan and outstanding awards thereunder will be ratably adjusted in connection with the Reverse Split (including the number increased as a result of Proposal 4). Additional shares of common stock, if issued in connection with an equity award, would have a dilutive effect upon the percentage of equity of the Company owned by our present stockholders.

Accounting Matters

The amendment to the Company’s Articles of Incorporation will not affect the par value of our common stock per share, which will remain $0.001 par value per share. As a result, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Split.

Effective Date

The Reverse Split would become effective upon the filing of a Certificate of Amendment to our Articles of Incorporation with the office of the Secretary of State of the State of Nevada or at such later date as is specified in such filing. On the effective date, shares of common stock issued and outstanding, in each case, immediately prior thereto, will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the ratio determined by the Board within the limits set forth in this proposal.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of common stock following the implementation of the Reverse Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act and the implementation of the proposed Reverse Split will not cause the Company to go private.

Treatment of Fractional Shares

No fractional shares would be issued if, as a result the Reverse Split, a registered stockholder would otherwise become entitled to a fractional share. Rather, either (i) fractional shares that would be created as a result of the Reverse Split will be rounded upward to the nearest whole share, or (ii) stockholders will receive cash equal to the market value of the fractional share, determined by multiplying such fraction by the closing sales price of the common stock as reported on the last trading day before the effective date of the Reverse Split (as adjusted to give effect to the Reverse Split), with such determination regarding the treatment of fractional shares to be made by the Board in its sole discretion prior to effecting the Reverse Split. The ownership of a fractional share will not give a stockholder any voting, dividend, or other right except, to the extent the Board decides to pay cash in lieu of fractional shares, the right to receive the cash payment therefor. If a stockholder is entitled to a cash payment in lieu of any fractional share, a check will be mailed to the stockholder’s registered address as soon as practicable after the effective date of the Reverse Split. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received such cash payment. To the extent the Board decides to round up fractional shares, share interests issued due to rounding will be given solely to save the expense and inconvenience of issuing fractional shares of common stock and will not represent separately bargained for consideration.

Book-Entry Shares

If the Reverse Split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical share certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by the Company’s transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Split.

Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from the Company’s transfer agent that indicates the number of shares owned in book-entry form.

Certificated Shares

If the Reverse Split is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical share certificates) will receive a transmittal letter from the Company’s transfer agent promptly after the effectiveness of the Reverse Split. The transmittal letter will be accompanied by instructions specifying how stockholders holding certificated shares can exchange certificates representing the pre-split shares for a statement of holding.

Beginning after the effectiveness of the Reverse Split, each certificate representing shares of our pre-split common stock will be deemed for all corporate purposes to evidence ownership of post-split common stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Possible Effects of Additional Issuances of Common Stock and History of Prior Reverse Splits

Following the effective time of the Reverse Split, there will be an increase in the number of authorized but unissued shares of our common stock. Under the Nevada Revised Statutes (the “NRS”), the Board can issue additional shares of common stock without further vote of our stockholders except as may be required in particular cases by our Articles of Incorporation, the NRS or other applicable law, regulatory agencies or NYSE American Listing Rules or Nasdaq Listing Rules. Stockholders do not have preemptive rights to subscribe to additional securities that we may issue, which means that current stockholders do not have a prior right thereunder to purchase any new issue of common stock, or securities that are convertible into common stock, in order to maintain their proportionate ownership interests in the Company.

Additional shares of common stock, if issued, would have a dilutive effect upon the percentage of equity of the Company owned by our present stockholders. The issuance of such additional shares of common stock might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal since the Company does not intend to pay any cash dividends on its common stock in the foreseeable future. In addition, the issuance of such additional shares of common stock, by reducing the percentage of equity of the Company owned by present stockholders, would reduce such present stockholders’ ability to influence the election of directors or any other action taken by the holders of common stock.

In the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares of common stock to frustrate persons seeking to take over or otherwise gain control of our Company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company’s bylaws or Articles of Incorporation would not receive the requisite vote. Such uses of the common stock could render more difficult, or discourage, an attempt to acquire control of the Company if such transactions were opposed by the Board. A result of the anti-takeover effect of the increase in the number of authorized shares of common stock could be that stockholders would be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of our common stock, if the same was so offered by a party attempting a hostile takeover of our Company. The Company is not aware of any party’s interest in or efforts to engage in a hostile takeover attempt as of the date of this Proxy Statement.

The Company previously effected a 1-for-100 Reverse Split of the Company’s issued and outstanding shares of common stock on June 16, 2021.

Certain Material U.S. Federal Income Tax Consequences of a Reverse Split

The following discussion summarizes certain material U.S. federal income tax consequences relating to the participation in a Reverse Split by a U.S. stockholder who holds the shares as a capital asset. This discussion is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary, and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences set forth herein.

For purposes of this summary, a “U.S. stockholder” refers to a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of common stock is a stockholder who is not a U.S. stockholder.

This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder considering his, her, or its particular circumstances. In addition, it does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to stockholders in light of their particular circumstances or to any stockholder who may be subject to special tax rules, including, without limitation: (1) stockholders subject to the alternative minimum tax; (2) banks, insurance companies, or other financial institutions; (3) tax-exempt organizations; (4) dealers in securities or commodities; (5) regulated investment companies or real estate investment trusts; (6) traders in securities who elect to use a mark-to-market method of accounting for their securities holdings; (7) U.S. stockholders whose “functional currency” is not the U.S. dollar; (8) persons holding common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (9) persons who acquire shares of common stock in connection with employment or other performance of services; (10) dealers and other stockholders who do not own their shares of common stock as capital assets; (11) U.S. expatriates, (12) foreign persons; (13) resident alien individuals; or (14) stockholders who directly or indirectly hold their stock in an entity that is treated as a partnership for U.S. federal tax purposes. Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, or other tax consequences of the Reverse Split.

There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position to the tax consequences described herein or that such position will be sustained by a court. In addition, U.S. tax laws are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax considerations different from those summarized below. No opinion of counsel or ruling from the IRS has been obtained with respect to the U.S. federal income tax consequences of the Reverse Split.

This discussion is for general information only and is not tax advice. All stockholders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the Reverse Split.

Tax Consequences to the Company — We believe that the Reverse Split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain, or loss in connection with the Reverse Split. In addition, we do not expect the Reverse Split to affect our ability to utilize our net operating loss carryforwards.

Tax Consequences to Stockholders — Stockholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Split, except to the extent of any cash received in lieu of a fractional share of common stock (which fractional share will be treated as received and then exchanged for cash), to the extent the Board decides to pay cash in lieu of any fractional shares. Each stockholder’s aggregate tax basis in the common stock received in the Reverse Split, including any fractional share treated as received and then exchanged for cash, should equal the stockholder’s aggregate tax basis in the common stock exchanged in the Reverse Split. In addition, each stockholder’s holding period for the common stock it receives in the Reverse Split should include the stockholder’s holding period for the common stock exchanged in the Reverse Split.

In general, a stockholder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the Reverse Split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis allocable to the fractional share. Any capital gain or loss will generally be long term capital gain or loss if the stockholder’s holding period in the fractional share is greater than one year as of the effective date of the Reverse Split. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain stockholders who own more than a minimal amount of common stock (generally more than 1%) or who exercise some control over the affairs of the Company. Stockholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Interests of Directors and Executive Officers

None.

Our Board of Directors recommends that the stockholders vote “FOR” Proposal 3 to approve an amendment to the Articles of Incorporation to effect the Reverse Split.

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT TO THE 2019 PLAN

General

On April 6, 2026, our Board unanimously approved of the amendment to the 2019 Plan, subject to shareholder approval, to increase the number of shares of common stock reserved for issuance thereunder by an aggregate of 15,000,000 shares, from 26,072,542 shares to a new total of 41,072,542 shares.  24,145,814 shares of our common stock are currently reserved for issuance under the 2019 Plan upon exercise of outstanding options or otherwise under outstanding awards. As a result, only 1,926,728 are shares currently available for issuance as stock options or other awards under the 2019 Plan. The 2019 Plan Amendment will allow the Company to maintain a sufficient number of available shares for future grants under the 2019 Plan.

This number of shares issuable under the 2019 Plan will be ratably adjusted in the event of a Reverse Split in the future.

The proposed Amendment No. 2 being voted on at this meeting is attached hereto as Appendix B.

Background and Purpose

The 2019 Plan was adopted by our Board on May 8, 2019 and amended in February 2022 to add additional shares of common stock. The 2019 Plan provides for the issuance of stock-based awards to attract and retain the services of executives and other key employees. Keeping a proportionate number of shares available for issuance under the 2019 Plan in relation to our issued and outstanding shares of Common Stock provides the ability and flexibility to present compensation packages which compare favorably with those offered by other companies. As only 1,926,728 shares are currently available for issuance under the 2019 Plan, our Board voted to adopt the Plan Amendment to provide for an additional 15,000,000 million shares for future grants under the 2019 Plan.

Summary of the 2019 Plan

Set forth below is a summary of the 2019 Plan. This summary is qualified in its entirety by reference to the full text of the 2019 Plan filed as Appendix B to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) May 28, 2019 and the amendment thereto filed with the Definitive Information Statement filed with the SEC on February 4, 2024.

This summary is qualified in its entirety by reference to the full text of the 2019 Plan and amendment. The proposed Amendment No. 2 being voted on at this meeting is attached hereto as Appendix B.

Eligibility

Awards may be granted under the 2019 Plan to officers, employees and consultants of our Company and our subsidiaries and to our non-employee directors. Incentive stock options may be granted only to employees of our Company or one of our subsidiaries.

Administration

The 2019 Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The Compensation Committee may delegate its authority to the extent permitted by applicable law.

Number of Authorized Shares

A total of 26,072,542 shares of Common Stock are currently authorized for issuance under the 2019 Plan. If any award is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2019 Plan and thereafter are forfeited to us, the shares subject to such awards and the forfeited shares will again be available for grant under the 2019 Plan. In addition, the following items will not count against the aggregate number of shares of Common Stock available for grant under the 2019 Plan:

●	the payment in cash of dividends or dividend equivalents under any outstanding award;

●	any award that is settled in cash rather than by issuance of shares of Common Stock; and

●	any awards granted in assumption of or in substitution for awards previously granted by an acquired company.

Shares tendered or withheld to pay the option exercise price or tax withholding for any award (including restricted stock and restricted stock units) will continue to count against the aggregate number of shares of Common Stock available for grant under the 2019 Plan. In addition, the total number of shares covering stock-settled SARs or net-settled options will be counted against the pool of available shares, not just the net shares issued upon exercise. Any shares of Common Stock repurchased by us with cash proceeds from the exercise of options will not be added back to the pool of shares available for grant under the 2019 Plan.

Adjustments

If certain changes in the Common Stock occur by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in stock, or other increase or decrease in the Common Stock without our receipt of consideration, or if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by us, we will equitably adjust the number and kind of securities for which stock options and other stock-based awards may be made under the 2019 Plan. In addition, if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by us, we will equitably adjust the number and kind of securities subject to any outstanding awards and the exercise price of any outstanding stock options or SARs.

Types of Awards

The 2019 Plan permits the granting of any or all of the following types of awards:

●

Stock Options. Stock options entitle the holder to purchase a specified number of shares of Common Stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Compensation Committee may grant either incentive stock options, which must comply with Section 422 of the Code, or nonqualified stock options. The Compensation Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the Common Stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Compensation Committee determines otherwise, fair market value means, as of a given date, the closing price of the Common Stock. At the time of grant, the Compensation Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise.

●

Stock Appreciation Rights. The Compensation Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2019 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the compensation committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed ten years, and the term of a tandem SAR cannot exceed the term of the related stock option.

●

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards . The Compensation Committee may grant awards of restricted stock, which are shares of Common Stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the Common Stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms of the 2019 Plan and any other terms and conditions determined by the Compensation Committee.

●

Performance Awards. The Compensation Committee may condition the grant, exercise, vesting, or settlement of any award on such performance conditions as it may specify. We refer to these awards as “performance awards.” The Compensation Committee may select such business criteria or other performance measures as it may deem appropriate in establishing any performance conditions.

Minimum Vesting Requirements

Equity-based awards granted under the 2019 Plan will have a one-year minimum vesting requirement. This requirement does not apply to (i) substitute awards resulting from acquisitions, (ii) shares delivered in lieu of fully vested cash awards, or (iii) awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders (but not sooner than 50 weeks after the grant date). Also, the Compensation Committee may grant equity-based awards without regard to the minimum vesting requirement with respect to a maximum of five percent of the available share reserve authorized for issuance under the 2019 Plan. In addition, the minimum vesting requirement does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise.

No Repricing

Without stockholder approval, the Compensation Committee is not authorized to:

●

lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2019 Plan, such as stock splits;

●	take any other action that is treated as a repricing under generally accepted accounting principles; or

●

cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, restricted stock units or other equity award, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.

Clawback

All cash and equity awards granted under the 2019 Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the terms of any Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.

Change in Control

In the event of a change in control of the Company, the Compensation Committee may accelerate the time period relating to the exercise of any award.  In addition, the Compensation Committee may take other action, including (a) providing for the purchase of any award for an amount of cash or other property that could have been received upon the exercise of such award had the award been currently exercisable, (b) adjusting the terms of the award in a manner determined by the compensation committee to reflect the change in control, or (c) causing an award to be assumed, or new rights substituted therefor, by another entity with appropriate adjustments to be made regarding the number and kind of shares and exercise prices of the award. “Change in control” is defined under the 2019 Plan and requires consummation of the applicable transaction.

Term, Termination and Amendment of the 2019 Plan

Unless earlier terminated by the Board of Directors, the 2019 Plan will terminate, and no further awards may be granted, ten years after the date on which it is approved by stockholders. The board may amend, suspend or terminate the 2019 Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension or termination of the 2019 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2019 Plan generally applicable to us and to participants in the 2019 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of the Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (one year in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of Common Stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards, Restricted Stock Units, and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Other Stock or Cash-Based Awards. The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.

Tax Consequences to Us. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to limitations imposed under the Code.

Section 409A. We intend that awards granted under the 2019 Plan comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2019 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of Common Stock or otherwise settle an award under the 2019 Plan until all tax withholding obligations are satisfied.

Plan Benefits

Participation in the 2019 Plan is entirely within the discretion of the Compensation Committee. Because we cannot predict the rate at which the Compensation Committee will issue awards or the terms of awards granted under the 2019 Plan, it is not possible to determine the number of shares that will be purchased or the value of benefits that may be obtained by executive officers and other employees under the 2019 Plan in the future.

Our Board of Directors recommends that the stockholders vote “FOR” Proposal 4 to approve an amendment to the 2019 Plan.

STOCKHOLDER PROPOSALS FOR THE 2027 MEETING

Our bylaws provide that, for matters to be properly brought before an annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board, (ii) otherwise brought before the annual meeting by or at the direction of the Board, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must be a stockholder of record entitled to vote at the annual meeting and have given timely notice thereof in writing to our Secretary in the manner described in our bylaws.

Stockholder proposals intended for inclusion in our proxy statement relating to the next annual meeting in 2027 must be received by us no later than December 21, 2026. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

Notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Secretary at 1007 Brioso Drive, Costa Mesa, CA 92627. To be timely, a stockholder’s notice shall be delivered to, or made and received by, the Secretary at our principal executive offices not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the annual meeting; provided, however, that in the event that the annual meeting is more than 30 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day before the meeting and not later than the later of (A) the close of business on the 60th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

OTHER MATTERS

The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the annual meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

APPENDIX A

CERTIFICATE OF AMENDMENT
(Reverse Split)

The Board of Directors of Charlie’s Holdings, Inc. (the “Corporation”) proposed and recommended to the stockholders a recommendation to decrease, on a 1-for-[        ] basis, the number of issued and outstanding shares of Common Stock, $0.001 par value per share, of the Corporation, without any adjustment to the par value per share, without any reduction in the authorized number of shares of Common Stock, and without any reduction in the number of shares available under the Company’s 2019 Omnibus Incentive Plan, and the proposal was approved by the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as is otherwise required by the provisions of the Articles of Incorporation.

ARTICLE III
CAPITAL STOCK

The Restated Articles of Incorporation are hereby amending and restating Section 3.1 as follows:

 “

1. Authorized Shares of Common Stock. The aggregate number of shares of stock which the Corporation shall have authority to issue is 500,000,000 shares of $.001 par value Common Stock. The shares of this class of Common Stock shall have unlimited voting rights and shall constitute the sole voting group of the Corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Nevada Revised Statutes. The shares of this class shall also be entitled to receive the net assets of the Corporation upon dissolution.

At [ ] (the “Effective Time”) of the Amendment of Restated Articles of Incorporation pursuant to the Chapter 78 of the NRS, each [ ] shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock automatically and without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Split”). The Corporation shall not issue to any holder a fractional share of Common Stock on account of the Reverse Split. [Rather, any fractional share of Common Stock resulting from such change shall be rounded upward to the nearest whole share of Common Stock. Share interests issued due to rounding are given solely to save the expense and inconvenience of issuing fractional shares of Common Stock and do not represent separately bargained for consideration.][The Corporation shall, in lieu of such fractional share, pay to the holder a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the Nasdaq Capital Market on the last trading day before the Effective Time (as adjusted to give effect to the Reverse Split).] Until surrendered, each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall only represent the number of whole shares of Common Stock into which the shares of Common Stock formerly represented by such Old Certificate were combined into as a result of the Reverse Split.”

APPENDIX B

SECOND AMENDMENT TO 2019 PLAN AMENDMENT

This Second Amendment (the “Amendment”) to the 2019 Omnibus Equity Incentive Plan (the “Plan”) of Charlie’s Holdings, Inc., a Nevada corporation (the “Company”), is effective as of the date set forth below. Capitalized terms used and not defined herein shall have the meanings given to such terms in the Plan.

Background

A. The Plan was established to provide designated individuals with the opportunity to receive equity-based awards.

B.  On December 22, 2021, the Board unanimously approved of the amendment to the 2019 Plan, subject to stockholder approval, to increase the number of shares of common stock reserved for issuance thereunder by an aggregate of 15.0 million shares.

C. Immediately prior to this Amendment, there are 26,072,542 shares of company stock authorized for issuance under the Plan.

D.    The Company desires to amend the Plan to increase the number of shares authorized for issuance under the Plan by an additional 15,000,000 shares of common stock.

E. The Plan permits the Company’s Board of Directors to amend the Plan at any time, subject to approval by the Company’s stockholders, as applicable.

Amendment

1. Shares Authorized. Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

4.1       Authorized Number of Shares

Subject to adjustment under Section 14, the total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed 41,072,542 shares.  In addition, shares of Common Stock underlying any outstanding award granted under the Predecessor Plan that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan.  As provided in Section 1, no new awards shall be granted under the Predecessor Plan following the Effective Date.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.

2. General. The Plan shall remain in full force and effect except as modified by this Amendment.

3. Effective Date. This Amendment shall be effective on the date on which it is approved by the Company’s stockholders. The Effective Date of the Plan in Section 2.12 shall be modified and updated accordingly.

CHARLIE'S HOLDINGS INC

SCAN TO
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CHARLIE'S HOLDINGS, INC.

The Board of Directors recommends a vote "FOR" each of the below director nominees.

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Edward Carmines
02) Scot Cohen
03) Jeff Fox
04) Michael King
05) Ryan Stump

The Board of Directors recommends a vote "FOR" Proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V95289-P52813

CHARLIE'S HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, June 4, 2026, 2:00 PM, Pacific Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholders hereby appoint Henry Sicignano III and Matthew P. Montesano, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock and Series A Preferred Stock of CHARLIE'S HOLDINGS, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, Pacific Time, on Thursday, June 4, 2026, at the Company's offices located at 1007 Brioso Drive, Costa Mesa, California 92627, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

Your **Vote** Counts!

CHARLIE'S HOLDINGS, INC.

2026 Annual Meeting
Vote by June 3, 2026
11:59 PM ET

CHARLIE'S HOLDINGS | INC

V95311-P52813

You invested in CHARLIE'S HOLDINGS, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 4, 2026.**

Get informed before you vote

View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 21, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

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Vote in Person at the Meeting*

June 4, 2026
2:00 PM, Pacific Time

The Company's offices
1007 Brioso Drive
Costa Mesa, California 92627

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	ELECTION OF DIRECTORS **Nominees:** 01) Edward Carmines 02) Scot Cohen 03) Jeff Fox 04) Michael King 05) Ryan Stump	For
2.	To ratify appointment of Urish Popeck & Co., LLC as our independent registered certified public accounting firm for fiscal year 2026.	For
3.	In order to facilitate an up-list to a national securities exchange, to grant discretionary authority to our Board to combine outstanding shares of our common stock into a lesser number of outstanding shares at a specific ratio within a range of 1-for-3 to a maximum of a 1-for-50 split, with the exact ratio to be determined by our Board in its sole discretion.	For
4.	To approve an amendment to the Company's 2019 Omnibus Equity Incentive Plan to increase the number of shares of common stock available for issuance under the Plan.	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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V95312-P52813